UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company             □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act           □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

______________________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing first quarter 2025 results was made April 24, 2025 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

______________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports First Quarter 2025 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

April 24, 2025	By: /s/ Gerald Y. Ng Gerald Y. Ng Vice President and Chief Financial Officer

Exhibit 99.0

Data I/O Reports First Quarter 2025 Results

Progress Made in Key Operational Areas

Product Development Milestones Set

Delivered Sequential Growth Despite Global Trade Tensions

Redmond, WA – April 24, 2025 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the first quarter ended March 31, 2025.

Management Comments

Commenting on the quarter ended March 31, 2025, William Wentworth, President and CEO of Data I/O Corporation, said, “We are very pleased to report progress in key operational areas during the first quarter, despite a challenging global economic environment. The period represents a first step in proving out the growth and market expansion strategies we have been implementing over the past several months.

“We achieved strong first quarter results, reporting increases in revenue, operating income, EBITDA and cash balance as compared sequentially to the fourth quarter. At the same time, efficiency improvements and streamlining operations resulted in a lower cost basis for manufacturing and overhead. We have made significant progress within a short period of time against a backdrop of significant economic and cross-border trade uncertainty. We remain cautious given the near-term headwinds, as this has created additional strain on the economy and stalled capital investments. We remain focused on setting the business up for sustainable growth by driving innovation and enhancing our products. Our team is energized as we enter a new era for the company with an opportunity to further implement our growth strategies.

“Furthermore, we are encouraged to see customers increase the utilization of their existing systems which we believe will result in a greater need for engineering and maintenance services and heightened demand for consumable adapters, which represent our highest margin sources of revenue. Combined with continued efforts to expand our market reach, we expect to deliver top-line growth through end market diversification and enhanced consultative sales process along with improvement in the quality of our revenues.

“Global tariff and trade tensions, policy uncertainty and continued automotive sector redistribution impacted our results through the first quarter. While these factors impacted our overall quarterly performance, we were still able to achieve bookings growth of 12% from the fourth quarter. As the tariff and trade scenarios play out, we are well prepared. The Company is actively advancing on steps to further fortify our business. Data I/O implemented a resilient supply chain with dual manufacturing capabilities in both the US and China during COVID which gives us a competitive advantage to manage emerging tariff policies. With the flexibility to manufacture at either location we are well positioned to cost-effectively support customers globally. Efforts are underway for redundancies between our two manufacturing locations. Additional manufacturing locations are being considered for placement within our European headquarters in Germany and with select distribution partners to optimize pathways to minimize tariffs. Regardless of short-term decision-making due to tariff and policy uncertainties, we stand to benefit as annual demand relating to capacity requirements and purchasing discussions with customers remain intact.

“We have been bolstering the Data I/O brand throughout the markets we serve, including a revitalization of our activities with semiconductor firms and forging strategic product development relationships with leading firms serving the memory and microcontroller sectors. In March, we attended the embedded world trade show in Germany and participated in the IPC APEX trade show in the US where we hosted an unprecedented number of visitors. There was tremendous interest in the demonstration of our new Unified Programming Platform Strategy with a suite of refreshed manual programmers, the Lumen®X-M8 and the FlashCORE III-M4. This was the first step in our long-term product roadmap which we will reveal in the coming months.  Other recent technology and service delivery innovations in the first quarter include the development of an AI-agent to significantly reduce engineering operations and improve time-to-market for customers.

“We continue to grow our pipeline of opportunities beyond the automotive sector and are increasingly confident in our ability to diversify and expand our end markets while improving our value proposition.”

First Quarter 2025 Financial Results

Net sales in the first quarter 2025 were $6.2 million, up $1 million or 19% from $5.2 million in the fourth quarter 2024 and an increase of $100,000 from $6.1 million in the first quarter 2024.  The improvements were driven by business recovery and backlog deliveries in the Americas and Europe, with growth from the prior year period of 32% and 44%, respectively. Asia revenue declined 40% due to strong prior year performance and current quarter business push out from evolving trade, tariffs, late Chinese New Year and economic uncertainty.  Automotive electronics, as a primary business segment, represented 66% of first quarter 2025 bookings compared to 59% for all of 2024.  For the first quarter 2025, consumable adapters and services remained steady, representing 46% of total revenue and provide a stable base of re-occurring revenue.

New bookings activities were strong at the start but slowed at the end of the first quarter as customers delayed purchase decisions due to global trade and tariff concerns and related automotive electronics uncertainty.  First quarter 2025 bookings were $4.6 million, up from $4.1 million in fourth quarter 2024 and down from $8.1 million in first quarter 2024 due to a large $2.8 million contract from a single customer for multiple system deliveries that has spanned nearly 15 months. Backlog on March 31, 2025 was $2.9 million, down $0.6 million from December 31, 2024.  Additionally, deferred revenue was approximately $1.5 million on March 31, 2025.

Gross margin as a percentage of sales was 51.6% in the first quarter 2025, as compared to 52.2% in the fourth quarter 2024 and 52.8% in the prior year period. The change in gross margin as a percentage of sales primarily reflects a higher mix of system revenue and lower spending absorption from related inventory reductions.  Direct material costs remained steady and consistent with prior periods. Leveraging our domestic and international production and service locations, supply chain planning and other actions are underway to mitigate the impact of new tariff, trade and inflationary pressures, including shifting material sourcing and product manufacturing.

Operating expenses for the first quarter 2025 were $3.6 million, down $427,000 or over 11% from the fourth quarter 2024 and $515,000 or over 12% from the prior year period. Fourth quarter 2024 spending included approximately $500,000 in one-time charges from the previously announced organizational/leadership changes, with staffing reductions and the resulting charges contributing to an approximately $300,000 of expense savings in the first quarter 2025. Other first quarter operating expenses which are typically higher than other quarters of the year include public company costs pertaining to audit, regulatory filings and NASDAQ fees, with a total of $0.3 million recorded in the first quarter 2025.

Net loss in the first quarter 2025 was ($382,000) or ($0.04) per share, compared to net loss of ($807,000) or ($0.09) per share for the prior year period and ($1.2) million or ($0.13) per share in the fourth quarter 2024. The improvement in the first quarter 2025 net loss reflects higher revenue and along with operating cost reductions which were partially offset by one-time annual public company expenses.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was ($98,000) in the first quarter 2025, compared to ($1.1) million in the fourth quarter 2024 and ($364,000) in the first quarter 2024.

The Company’s balance sheet and liquidity remained solid with cash at the end of the first quarter 2025 at $10.5 million, an increase of $159,000 from $10.3 million on December 31, 2024.  The increased cash reflects higher sales, an improved cost structure and lower inventory levels, partially offset by higher cash expenses paid annually in the first quarter. .Data I/O had net working capital of over $16 million on March 31, 2025, relatively flat as compared to December 31, 2024. The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the first quarter ended March 31, 2025 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 5606603. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data provisioning solutions to manage   device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, expected expenses, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the demand for the Company’s products and the impact from geopolitical conditions including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contact:

Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024

Net Sales	$6,176	$6,099
Cost of goods sold	2,988	2,879
Gross margin	3,188	3,220
Operating expenses:
Research and development	1,515	1,582
Selling, general and administrative	2,050	2,498
Total operating expenses	3,565	4,080
Operating income (loss)	(377)	(860)
Non-operating income (loss):
Interest income	38	80
Foreign currency transaction gain (loss)	(22)	14
Total non-operating income (loss)	16	94
Income (loss) before income taxes	(361)	(766)
Income tax (expense) benefit	(21)	(41)
Net income (loss)	($382)	($807)

Basic earnings (loss) per share	($0.04)	($0.09)
Diluted earnings (loss) per share	($0.04)	($0.09)
Weighted-average basic shares	9,238	9,023
Weighted-average diluted shares	9,238	9,023

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	March 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,485	$10,326
Trade accounts receivable, net of allowance for
credit losses accounts of $22 and $222, respectively	3,865	3,960
Inventories	5,820	6,212
Other current assets	845	659
TOTAL CURRENT ASSETS	21,015	21,157

Property, plant and equipment – net	921	1,001
Other assets	2,577	2,812
TOTAL ASSETS	$24,513	$24,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,342	$820
Accrued compensation	955	1,517
Deferred revenue	1,460	1,535
Other accrued liabilities	1,205	1,161
Income taxes payable	39	39
TOTAL CURRENT LIABILITIES	5,001	5,072

Operating lease liabilities	1,906	2,160
Long-term other payables	59	112

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 9,239,731 shares as of March 31,
2025 and 9,236,040 shares as of December 31, 2024	23,652	23,475
Accumulated earnings (deficit)	(6,120)	(5,738)
Accumulated other comprehensive income	15	(111)
TOTAL STOCKHOLDERS’ EQUITY	17,547	17,626
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,513	$24,970

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended March 31,
	2025	2024
(in thousands)
Net Income (loss)	($382)	($807)
Interest (income)	(38)	(80)
Taxes	21	41
Depreciation and amortization	127	201
EBITDA earnings	($272)	($645)

Equity compensation	174	281

Adjusted EBITDA, excluding equity compensation	($98)	($364)